                                                                    EXHIBIT 23.4


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         I hereby consent to the use of my name and any references to me as a person expected to be appointed as a director of Westlake Chemical Corporation, a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


Dated: July 15, 2004

                                                 /s/ ROBERT T. BLAKELY
                                                 ----------------------------
                                                 Robert T. Blakely